UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

  December 20, 2007 (December 14, 2007)

AMERIS BANCORP
(Exact name of registrant as specified in its charter)

GEORGIA	58-1456434
(State of incorporation)	(IRS Employer ID No.)

24 SECOND AVE., SE MOULTRIE, GA 31768
(Address of principal executive offices)

(229) 890-1111
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
                    CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
                    CFR 240.13e-4(c))

Item 1.02.                      Termination of a Material Definitive Agreement.

The Executive Employment Agreement between Ameris Bancorp (the “Company”) and Thomas T. Dampier dated as of May 18, 2004, which was included as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on August 9, 2004, will terminate effective December 31, 2007 as a result of Mr. Dampier’s resignation as set forth in Item 5.02(b) of this Current Report on Form 8-K.  A description of Mr. Dampier’s Executive Employment Agreement is included in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 26, 2007 under the heading “Executive Compensation – Employment and Compensation Arrangements” and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On December 14, 2007, Thomas T. Dampier, Executive Vice President and North Regional Executive of the Company, resigned from his position with the Company effective December 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIS BANCORP

Date: December 20, 2007

/s/Edwin W. Hortman, Jr.
Edwin W. Hortman Jr.,
President and Chief Executive Officer